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                                                                                        Exhibit 99(d)(2)

                             MONTHLY SERVICER'S CERTIFICATE
             (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
            OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

               ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                              Series 2003-1 Bonds

         Oncor Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between Oncor Electric Delivery Company, as Servicer, and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



SERIES 2003-1 COLLECTION PERIOD: November 2003



                                     a.  Series 2003-1         b. Series 2003-1     c. Actual               d. Series 2003-1
                                         Transition               Transition           Series 2003-1           Transition
                                         Charge in                Charge               Transition              Charge
                                         Effect                   Billed               Charge                  Remittance
                                         -------                  ------               Payments                Made to
Customer Class                                                                         Received                Trustee
--------------                                                                         --------                --------
Residential Service                    $0.000599 / kWh            $1,343,562.81         $1,591,142.42         $1,591,142.42

General Service Secondary                                         $1,800,250.13         $1,646,232.61         $1,646,232.61

          Non-demand                   $0.000577 / kWh

          Demand                       $0.158 / kW

General Service Primary                                             $203,080.99           $191,214.03           $191,214.03

          Non-demand                   $0.000395 / kWh

          Demand                       $0.161 / kW

High Voltage Service                   $0.197 / kW                  $263,794.90           $130,699.08           $130,699.08

Lighting Service                       $0.000724 / kWh               $29,568.35            $30,273.46            $30,273.46

Instantaneous Interruptible            $0.083 / kW                   $72,678.31            $69,547.24            $69,547.24

Noticed Interruptible                  $0.150 / kW                  $111,642.92            $98,266.78            $98,266.78
                                                                  -------------         -------------         -------------

         Total                                                    $3,824,578.41         $3,757,375.62         $3,757,375.62
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         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 10th day of December, 2003.



                                        ONCOR ELECTRIC DELIVERY COMPANY,
                                        as Servicer


                                        By /s/ John M. Casey
                                        ---------------------------------
                                        Name:   John M. Casey
                                        Title:  Assistant Treasurer
















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